          As filed with the Securities and Exchange Commission on April 10, 2000
                                              Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                               Netcentives Inc.
            (Exact name of Registrant as specified in its charter)

       Delaware                                       93-1213291
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              475 Brannan Street
                            San Francisco, CA 94107
                   (Address of principal executive offices)
                            _______________________

                 1998 MaxMiles, Inc. Key Employee Option Plan
                      1997 Post Communications Stock Plan
                       1999 Employee Stock Purchase Plan
                            1996 Stock Option Plan
                       1999 Directors' Stock Option Plan

                           (Full title of the Plans)
                            _______________________

                                West Shell, III
                     Chairman and Chief Executive Officer
                               Netcentives Inc.
                              475 Brannan Street
                            San Francisco, CA 94107
                                (415) 538-1888
(Name, address and telephone number, including area code, of agent for service)

                            _______________________
                                   Copy to:
                                 Sanjay Khare
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

                                                                                  Proposed           Proposed
                                                           Maximum                Maximum            Maximum         Amount of
                                                         Amount to be          Offering Price        Aggregate      Registration
     Title of Securities to be Registered                Registered(1)            Per Share        Offering Price       Fee
--------------------------------------------------------------------------------------------------------------------------------
1998 MaxMiles, Inc. Key Employee Option Plan
  Common Stock,
  $.001 par value................................       21,922 Shares (2)       $   5.42 (8)        $   118,817.24  $     31.37

1997 Post Communications Stock Plan
  Common Stock,
  $.001 par value................................      316,704 Shares (3)       $   0.41 (8)        $   129,848.64  $     34.28

1999 Employee Stock Purchase Plan
  Common Stock,
  $.001 par value................................      375,000 Shares (4)       $  17.90 (7)        $ 6,712,500.00  $  1,772.10

1996 Stock Option Plan
  Common Stock,
  $.001 par value................................    6,250,000 Shares (5)       $  5.389 (8)        $33,681,250.00  $  8,891.85

1999 Directors' Stock Option Plan
  Common Stock,
  $.001 par value................................      250,000 Shares (6)       $  27.50 (8)        $ 6,875,000.00  $  1,815.00

                 TOTAL                               7,213,626 Shares                               $47,517,415.80  $ 12,544.60
                 -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This total represents shares reserved for issuance for employees under the 1998 MaxMiles, Inc. Key Employee Option Plan (the "Maxmiles Assumed Plan"),
                                                        ---------------------
     which was assumed by the Registrant's acquisition of MaxMiles, Inc. (the "MaxMiles Merger").
      ---------------

(3) This total represents shares reserved for issuance for employees under the 1997 Post Communications Stock Plan (the "Post Assumed Plan"), which was
                                               -----------------
     assumed by the Registrant's acquisition of Post Communications (the "Post
                                                                          ----
     Merger").
     ------

(4) This total represents the 75,000 share annual increase on the first day of each of the Registrant's fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 to the number of shares reserved for issuance under the Purchase Plan.

(5) This total represents the 1,250,000 share annual increase on the first day of each of the Registrant's fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 to the number of shares reserved for issuance under the Purchase Plan.

(6) This total represents the 50,000 share annual increase on the first day of each of the Registrant's fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 to the number of shares reserved for issuance under the Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the bid and asked price of the Common Stock as reported on The Nasdaq National Market on April 7, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(8) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 30, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains
                                                  ------------
audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The validity of the common stock offered hereby was passed upon the Registrant by Venture Law Group, A Professional Corporation, Menlo Park, California. Craig W. Johnson and Elias J. Blawie, each a director of Venture Law Group, are the Secretary and Assistant Secretary of the Registrant, respectively. VLG Investments 1996, an entity affiliated with Venture Law Group, holds an aggregate of 69,538 shares of the Registrant's common stock. Mr. Johnson and Mr. Blawie, hold an aggregate of 20,385 shares and 12,692 shares, respectively, of the Registrant's common stock and each has a pecuniary interest in the shares owned by VLG Investments 1996.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
Delaware General Corporation Law.   In addition, the Registrant has entered into
Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

            Exhibit
            Number
            ------

            5.1  Opinion of Venture Law Group, a Professional Corporation.

            23.1 Consent of Venture Law Group, a Professional Corporation
                 (included in Exhibit 5.1).

            23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

            24.1 Powers of Attorney (see p.6).

_______________

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Netcentives Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of April, 2000.

                               Netcentives Inc.
                               By:  /s/ John F. Longinotti
                                   -----------------------------------------
                                    John F. Longinotti
                                    Executive Vice President, Operations and
                                    Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints West Shell, III and John F. Longinotti, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                Title                                   Date
              ---------                                -----                                   ----
 /s/ West Shell, III                   Chairman and Chief Executive Officer                April 10, 2000
--------------------------------
West Shell, III                         (Principal Executive Officer)

 /s/ John F. Longinotti                Executive Vice President, Finance and               April 10, 2000
--------------------------------       Operations and Chief Financial Officer
John F. Longinotti                     (Principal Financial and Accounting Officer)


 /s/ Stewart Alsop                     Director                                            April 10, 2000
--------------------------------
Stewart Alsop

 /s/ Tom Byers                         Director                                            April 10, 2000
--------------------------------
Tom Byers, Ph.D.

 /s/ Eric W. Tilenius                  Director                                            April 10, 2000
--------------------------------
Eric W. Tilenius

/s/ Virgina M. Turezyn                 Director                                            April 10, 2000
--------------------------------
Virginia M. Turezyn

 /s/ Wendell G. Van Auken              Director                                            April 10, 2000
--------------------------------
Wendell G. Van Auken

 /s/ Sergio Zyman                      Director                                            April 10, 2000
--------------------------------
Sergio Zyman